       As filed with the Securities and Exchange Commission on February 11, 1999
         Registration Nos. 33-44941, 33-52186, 33-70586, 33-95660, 333-33771 and
                                                                       333-52429
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  ANERGEN, INC.
               (Exact name of issuer as specified in its charter)

            Delaware                                    77-0183594
     (State of Incorporation)               (I.R.S. Employer Identification No.)

                               301 Penobscot Drive
                         Redwood City, California 94063
                    (Address of principal executive offices)

                             1988 STOCK OPTION PLAN
                        1991 EMPLOYEE STOCK PURCHASE PLAN
                           1992 CONSULTANT STOCK PLAN
                            1995 DIRECTOR OPTION PLAN
                                 1996 STOCK PLAN
                            (Full title of the Plan)


                             BARRY M. SHERMAN, M.D.
                             Chief Executive Officer
                                  ANERGEN, INC.
                               301 Penobscot Drive
                         Redwood City, California 94063
                                 (650) 361-8901
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            TREVOR J. CHAPLICK, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300

================================================================================

======================================================================================================
                                  CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                        Proposed        Proposed
             Title of                   Amount          Maximum          Maximum         Amount of
            Securities                   to be          Offering        Aggregate      Registration
              to be                   Registered         Price          Offering            Fee
            Registered                                 Per Share          Price
======================================================================================================

 N/A*                                    N/A*             N/A*             N/A*             N/A*
======================================================================================================

* No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement Nos. 33-44941, 33-52186, 33-70586, 33-95660, 333-33771 and 333-52429. Therefore, no further registration fee is required.

        Registration Statement Nos. 33-44941, 33-52186, 33-52186, 33-95660,
333-33771 and 33-52429 (the "Registration Statements") covered an aggregate of 4,050,000 shares of Common Stock, $0.001 par value ("Anergen Common Stock"), of Anergen, Inc., a Delaware corporation ("Anergen"), issuable by the Company pursuant to the following plans on a delayed or continuous basis: 1988 Stock Option Plan, 1991 Employee Stock Purchase Plan, 1992 Consultant Stock Plan, 1995 Director Option Plan and 1996 Stock Plan.

        On February 10, 1999, pursuant to the terms of an Agreement and Plan of Reorganization, dated as of December 11, 1998 (the "Merger Agreement"), by and among Corixa Corporation, a Delaware corporation ("Corixa"), Yakima Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Corixa ("Merger Sub") and Anergen, Anergen became a wholly-owned subsidiary of Corixa (the "Merger") and each share of Anergen Common Stock (other than dissenters' shares and shares owned by Corixa or any direct or indirect wholly-owned subsidiary of Corixa or Anergen) was converted into .055919 shares of the Common Stock, par value $0.001 per share, of Corixa. In connection with this transaction, Anergen has filed a Certification and Notice of Termination of Registration under 12(g) of the Securities Exchange Act of 1934 to terminate the registration of Anergen Common Stock.

        Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the "Act") and the undertaking contained in the Registration Statements pursuant to Item 512(a)(3) of Regulation S-K under the Act, Anergen hereby removes from registration the shares of Anergen Common Stock that remain unsold as of the date hereof.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on February 11, 1999.

                                  ANERGEN, INC.



                                     By: /s/ Barry Sherman
                                         -------------------------------------
                                         Barry M. Sherman, M.D.
                                         President and Chief Executive Officer